                                                                     EXHIBIT 4.6


                              CERTIFICATE OF TRUST
                                       OF
                             TESORO CAPITAL TRUST II

               This Certificate of Trust is being executed by the undersigned trustees for the purposes of forming a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

               The undersigned hereby certifies as follows:

               1. Name. The name of the business trust is Tesoro Capital Trust II (the "Trust").

               2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE  19890
                  ATTN:  Corporate Trust Administration

               3. Effectiveness. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

               IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have duly executed this Certificate of Trust as of the date and year first above written.

                                 /s/ BRUCE A. SMITH
                                 ----------------------------------------
                                 Name: Bruce A. Smith
                                       as Administrative Trustee

                                 /s/ JAMES C. REED, JR.
                                 ----------------------------------------
                                 Name: James C. Reed, Jr.
                                       as Administrative Trustee

                                 /s/ GREGORY A. WRIGHT
                                 ----------------------------------------
                                 Name: Gregory A. Wright
                                       as Administrative Trustee

                                 WILMINGTON TRUST COMPANY,
                                 not in its individual capacity but
                                 solely as Delaware Trustee of the
                                 Trust

                                 By: /s/ JILL K. MORRISON
                                    -------------------------------------
                                    Name:  Jill K. Morrison
                                    Title: Administrative Account Manager